Contact:
Keting Lin, IR Associate
Alliance Fiber Optic Products, Inc.	March 9, 2015
Phone: 408-736-6900 x188

AFOP REPORTS TAX RELATED ADJUSTMENTS TO PREVIOUSLY REPORTED RESULTS

Sunnyvale, CA – March 9, 2015 - Alliance Fiber Optic Products, Inc. (Nasdaq GM: AFOP), an innovative supplier of fiber optic components, subsystems and integrated modules for the optical network equipment market, today reported during the preparation of its 2014 US tax return and 10-K, the company determined that it under-booked by approximately $2,553,000 “Benefit (provision) for Income taxes” related to stock based compensation expenses.

AFOP previously reported, in its preliminary financial statements on February 04, 2015, GAAP net income was $17,061,000, “Benefit (provision) for Income Taxes” was $5,311,000, and diluted earnings per share was $0.90 for the full year. Those figures now are $14,508,000, $7,864,000 and $0.77, respectively, for the full year. Non-GAAP net income and diluted earnings per share as reported in the preliminary financial results on February 04, 2015, remain the same at $22,063,000 and $1.17, respectively, for the full year. Please refer to the reconciliation table between GAAP and non-GAAP in the release, and the 10-K for complete results, which will be filed on time before March 16, 2015.

About AFOP
Founded in 1995, Alliance Fiber Optic Products, Inc. designs, manufactures and markets a broad range of high performance fiber optic components and integrated modules. AFOP's products are used by leading and emerging communications equipment manufacturers to deliver optical networking systems to the long-haul, enterprise, metropolitan and last mile access segments of the communications network. AFOP offers a broad product line of passive optical components including interconnect systems, couplers and splitters, thin film CWDM and DWDM components and modules, optical attenuators, and micro-optics devices. AFOP is headquartered in Sunnyvale, California, with manufacturing and product development capabilities in the United States, Taiwan and China. AFOP's website is located at http://www.afop.com.

ALLIANCE FIBER OPTIC PRODUCTS, INC.
Reconciliations from GAAP to Non-GAAP
(In thousands, except per share amounts)
(Unaudited)

	Previously Reported	With Adjustments
	Year Ended
	Dec. 31, 2014	Dec. 31, 2014
Gross Profit Reconciliation
GAAP gross profit	$34,217	$34,217
Stock-based compensation expense	492	492
Adjusted (non-GAAP) gross profit	$34,709	$34,709
Adjusted (non-GAAP) gross margin	40.4%	40.4%
Operating Expense Reconciliation
GAAP operating expenses	$12,614	$12,614
Stock-based compensation expense	1,669	1,669
Adjusted (non-GAAP) operating expenses	$10,945	$10,945
Income from Operations Reconciliation
GAAP income from operations	$21,603	$21,603
Adjustments related to gross profit	492	492
Adjustments related to operating expense	1,669	1,669
Adjusted (non-GAAP) income from operations	$23,764	$23,764
Adjusted (non-GAAP) operating margin	27.6%	27.6%
Net Income Reconciliation
GAAP net income	$17,061	$14,508
Adjustments related to gross profit	492	492
Adjustments related to operating expense	1,669	1,669
Income tax (benefit) provision adjustments	2,841	5,394
Adjusted (non-GAAP) net income	$22,063	$22,063
Weighted average shares outstanding
Basic	18,488	18,488
Diluted	18,935	18,935
Net Income per Common Share - Basic:
GAAP as reported	$0.92	$0.78
Non-GAAP as adjusted	$1.19	$1.19
Net Income per Common Share - Diluted:
GAAP as reported	$0.90	$0.77
Non-GAAP as adjusted	$1.17	$1.17
Non-GAAP EBITDA
Non-GAAP net income	$22,063	$22,063
Depreciation expense	2,798	2,798
Interest income	(755)	(755)
Income tax expense	2,470	2,470
Non-GAAP EBITDA	$26,576	$26,576

Use of Non-GAAP Financial Information
The company provides Non-GAAP gross margin, Non-GAAP net income, Non-GAAP basic and diluted net income per share and EBITDA as supplemental information. In computing these non-GAAP financial measures, the company excludes certain items included under GAAP, including stock-based compensation expense and income tax provision adjustments. In computing EBITDA, the company also excludes interest income, provision for (benefit from) income taxes and depreciation expense.

Management uses these Non-GAAP financial measures to evaluate the operating performance of the business and aid in period-to-period comparability. Management also uses the Non-GAAP financial measures for planning and forecasting and measuring results against its forecast. Using several measures to evaluate the business allows the company and investors to assess the company’s relative performance. The Non-GAAP financial measures provided herein may not provide information that is directly comparable to that provided by other companies in our industry, as other companies may calculate such financial results differently. The company’s Non-GAAP financial measures are not measurements of financial performance under GAAP, and should not be considered as alternatives to the financial measures derived in accordance with GAAP. The company does not consider these Non-GAAP financial measures to be a substitute for, or superior to, the information provided by GAAP financial results. A reconciliation of the Non-GAAP financial measures to the most directly comparable GAAP financial measures is provided in the financial schedules portion of this press release.